Exhibit 99.1

SERES THERAPEUTICS ANNOUNCES THE APPOINTMENT OF MARELLA THORELL AS CHIEF FINANCIAL OFFICER AND THE RETIREMENT OF DAVID ARKOWITZ

February 26, 2024

CAMBRIDGE, Mass.—(BUSINESS WIRE)—February 26, 2024 — Seres Therapeutics, Inc. (Nasdaq: MCRB), a leading microbiome therapeutics company, announced today that Marella Thorell will join as Executive Vice President and Chief Financial Officer (CFO), as of March 25th, following David Arkowitz’s retirement. Mr. Arkowitz has served as CFO since June 2021 and will be available to assist in the transition.

Ms. Thorell is a seasoned enterprise leader with deep life sciences and biotechnology industry experience in both public and private companies. Prior to joining Seres, she served in executive positions with Evelo Biosciences, Centessa Pharmaceuticals, Palladio Biosciences and Realm Therapeutics.

“I am excited to welcome Marella and look forward to drawing from her extensive strategy development, corporate finance and operational experience. She brings industry-leading financial acumen and we look forward to working with her as we continue to commercialize VOWST and advance SER-155 toward a clinical readout,” said Eric Shaff, President and Chief Executive Officer of Seres. “We would also like to thank David for his leadership and many valuable contributions and wish him the very best in his retirement.”

Ms. Thorell commented, “I am thrilled to partner with the dedicated team at Seres as we advance our commercial product, VOWST, continuing to build on the early success of this new therapy in an area of high unmet need and progress our groundbreaking pipeline in microbiome therapeutics. I look forward to applying my decades of experience to enhance shareholder value.”

“I would like to thank my Seres colleagues and the board of directors for the opportunity to serve as Seres’s CFO and to support the launch of VOWST as the first-ever FDA-approved oral microbiome therapeutic,” said Mr. Arkowitz. “It has been a privilege to be part of the exciting journey at Seres and I am confident in the future success of the company given the field-leading science, talented management team, employees and board.”

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a commercial-stage company developing novel microbiome therapeutics for serious diseases. Seres’ lead program, VOWST™, obtained U.S. FDA approval in April 2023 as the first orally administered microbiome therapeutic to prevent recurrence of C. difficile infection (CDI) in adults following antibacterial treatment for recurrent CDI and is being commercialized in collaboration with Nestlé Health Science. Seres is evaluating SER-155 in a Phase 1b study in patients receiving allogeneic hematopoietic stem cell transplantation. For more information, please visit www.serestherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about the executive transitions, the continued growth of VOWST, the success of our clinical studies and product candidates and other statements which are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have incurred significant losses, are not currently profitable and may never become profitable; our need for additional funding; our limited operating history; our novel approach to therapeutic intervention; our reliance on third parties and collaborators to conduct our clinical trials, manufacture our product or product candidates and develop and commercialize our product or product candidates, if approved; the unknown degree and competing factors of market acceptance for VOWST; the competition we will face; our ability to protect our intellectual property; and our ability to retain key personnel and to manage our growth. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), on November 2, 2023, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor and Media Contacts:

Rob Windsor

Rwindsor@serestherapeutics.com